EXHIBIT 10.21
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                            THIRD AMENDMENT TO LEASE

                  THIS THIRD AMENDMENT TO LEASE (the "AGREEMENT") dated as of April 24, 2000 by and between 200 MADISON ASSOCIATES, L.P., a Delaware limited partnership having an office c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016 ("LANDLORD") and FAB INDUSTRIES, INC., a Delaware corporation with an office at 200 Madison Avenue, New York, New York 10016 ("Tenant").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, Landlord's predecessor-in-interest entered into a lease with the Tenant dated December 8, 1988 which lease was amended by a Lease Modification Agreement dated April 2, 1991 and a Second Lease Modification Agreement (the "SECOND LEASE MODIFICATION AGREEMENT") dated May 23, 1996 (as so amended, the "LEASE") with respect to a portion of the seventh (7th) floor (the "EXISTING PREMISES") of the building (the "BUILDING") known as 200 Madison Avenue, located in the City, County and State of New York, as more particularly described therein;

                  WHEREAS, Landlord and Tenant desire to modify and amend the Lease by decreasing the size of the Existing Premises by deleting a portion of the Existing Premises as more particularly described on Exhibit "A" attached hereto (the "CONTRACTION Premises") from the Lease (the Existing Premises with the Contraction Premises deleted therefrom is herein referred to as the "Premises");

                  WHEREAS, the Landlord and Tenant have agreed to extend the term of the Lease as hereinafter provided;

                  WHEREAS, the parties desire to modify, amend and supplement the Lease as hereinafter provided.

                  NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree to modify, amend and supplement the Lease as follows:

                  1. Words and phrases used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

                  2. As of the date Tenant actually vacates and surrenders the Contraction Premises (the "EFFECTIVE DATE") the Contraction Premises shall be deemed deleted from the Lease and the term the "Premises" as that term is used in the Lease shall not include the Contraction Premises. Tenant agrees to notify Landlord in writing of the date Tenant vacates and surrenders the Contraction Premises to the Landlord.

                  3. The term of the Lease is hereby modified so that the expiration date of the Lease shall be July 31, 2005, or such earlier date on which the term of the

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Lease shall expire in accordance with its terms. Accordingly, the Expiration
Date of the Lease shall be July 31, 2005.

                  4. From and after the Effective Date, the fixed annual rental as set forth in the Lease shall be deemed deleted therefrom and Tenant shall pay the following amounts as and for fixed annual rental:

                           (a)      Three Hundred Fifty-Eight Thousand Eight
Hundred Fifty Dollars and Twenty-Five Cents ($358,850.25) per annum payable in equal monthly installments in the amount of Twenty-Nine Thousand Nine Hundred Four Dollars and Nineteen Cents ($29,904.19) for the period from the Effective Date through and including April 30, 2002; and

                           (b)      Three Hundred Ninety Thousand Seven Hundred
Forty-Eight Dollars and Five Cents ($390,748.05) per annum payable in equal monthly installments in the amount of Thirty-Two Thousand Five Hundred Sixty-Two Dollars and Thirty-Four Cents ($32,562.34) for the period from May 1, 2002 through the expiration of the term of the Lease.

                  5. Notwithstanding anything contained herein to the contrary, provided Tenant shall not be in default beyond applicable notice, grace and cure periods of its obligations under this Lease, Tenant shall be entitled to receive credits against the fixed annual rent (and not any item of additional rent) payable hereunder in the following amounts (collectively, the "ABATEMENT"):

                           (a)      Eight Thousand Four Hundred Fifty-Seven
Dollars and Seventy-Five Cents ($8,457.75) per month for the period from the Effective Date through and including April 30, 2001;

                           (b)      Eleven Thousand Seventy-Five Dollars and
Sixty-Three ($11,075.63) per month for the period from May 1, 2001 through and including April 30, 2002;

                           (c)      Four Thousand Twenty-Seven Dollars and Fifty
Cents ($4,027.50) per month for the period from May 1, 2002 through and including July 31, 2005.

                  6. In lieu of the amounts set forth in Section 6 of the Second Lease Modification Agreement, Tenant shall pay the following amounts to the Landlord:

                           (a)      Fourteen Thousand Six Hundred Seventy-Two
Dollars and Ninety-Nine Cents ($14,672.99) per annum payable in equal monthly installments in the amount of One Thousand Two Hundred Twenty-Two Dollars and Seventy-Five Cents ($1,222.75) for the period from the Effective Date through and including April 30, 2001;

                           (b)      Nineteen Thousand One Hundred Thirty-Eight
Dollars and Sixty-Eight Cents ($19,138.68) per annum payable in equal monthly installments in the

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amount of One Thousand Five Hundred Ninety-Four Dollars and Eighty-Nine Cents
($1,594.89) for the period from May 1, 2001 through and including April 30, 2002;

                           (c)       Twenty-Three Thousand Nine Hundred
Twenty-Three Dollars and Thirty-Five Cents ($23,923.35) per annum payable in equal monthly installments in the amount of One Thousand Nine Hundred Ninety-Three Dollars and Sixty-One Cents ($1,993.61) for the period from May 1, 2002 through and including April 30, 2003;

                           (d)       Twenty-Nine Thousand Twenty-Seven Dollars
($29,027.00) per annum payable in equal monthly installments in the amount of Two Thousand Four Hundred Eighteen Dollars and Ninety-Two Cents ($2,418.92) for the period from May 1, 2003 through and including April 30, 2004;

                           (e)      Thirty-Four Thousand four Hundred Forty-Nine
Dollars and Sixty-Two Cents ($34,449.62) per annum payable in equal monthly installments in the amount of Two Thousand Eight Hundred Seventy Dollars and Eighty Cents ($2,870.80) for the period from May 1, 2004 through and including April 30, 2005;

                           (f)      Forty Thousand One Hundred Ninety-One
Dollars and Twenty-Three Cents ($40,191.23) per annum payable in equal monthly installments in the amount of Three Thousand Three Hundred Forty-Nine Dollars and Twenty-Seven Cents ($3,349.27) for the period from May 1, 2005 through the expiration of the term of the Lease.

                  7. Tenant shall surrender and vacate the Contraction Premises on or before the Effective Date, in broom clean as is condition, as of the date of this Agreement, as if the Effective Date was the expiration date set forth in the Lease, ordinary wear and tear and damage by casualty excepted. Time shall be of the essence as to such date. Additionally, if Tenant shall fail to remove its property from the Contraction Premises by the Effective Date, time being of the essence, then Landlord, without being guilty of any trespass and without being held liable at law or in equity for such removal, may at its option remove and store Tenant's property at the cost and expense of Tenant and Tenant hereby releases Landlord of and from any and all liability by reason thereof.

                  8. Tenant shall continue to pay fixed annual rent and all items of additional rent as provided in the Lease through the Effective Date. Tenant's obligation to pay fixed annual rent and additional rent for the Contraction Premises for the period ending on the day immediately preceding the Effective Date shall survive the Effective Date.

                  9. Tenant acknowledges and agrees that it is in possession of the Existing Premises and is fully familiar with its condition and agrees to continue to occupy the Premises in its present "as-is" condition (including, without limitation, the heating, ventilating and air conditioning systems serving the Premises) and the Landlord shall have no obligation to alter, repair or otherwise make any changes to the Premises for

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Tenant's continued occupancy. Notwithstanding the foregoing (i) from and after the Effective Date, the Tenant shall only be responsible to pay for electricity used in the Premises by submeter in accordance with the terms of the Lease and the Tenant shall not be responsible to pay for any electricity used in the Contraction Premises, (ii) from and after the Effective Date, the Landlord shall cause the air conditioning system which serves the Existing Premises to serve the Premises (and no other tenants at the Building) without the Contraction Premises and (iii) after Tenant actually vacates and surrenders the Contraction Premises to the Landlord, the Landlord shall (x) construct a new demising wall separating the Premises from the Contraction Premises and (y) redecorate the common area (including the common area bathrooms) of the seventh (7th) floor of the Building in a Building standard manner. The work on the bathrooms shall include the following: new acoustic ceiling tiles and lighting, replace wall tiles with new wall tiles, replace existing faucets with new faucets, replace floor tiles with new floor tiles, repaint existing partitions, paint doors and frames, combine two rooms south of the elevator bank and close up eastern door and close up eastern door in bathroom north of the elevator bank. The Landlord hereby agrees that the Tenant, at the Tenant's sole cost and expense, may, at its option, relocate the entrance door to the reception room to the Premises to the western end or the common hallway, subject to the terms and conditions of the Lease relating to alterations. The Landlord hereby agrees to replace the cooling tower serving the air conditioning system which serves the Premises, which cooling tower is scheduled to be installed in May, 2000. The Landlord shall maintain the heating, ventilating and air conditioning equipment and shall maintain such equipment in good working order. Landlord shall install automatic thermostatic valves on the perimeter radiators as required and the Tenant shall provide access to said perimeter radiators.

                  10.      From and after The Effective Date:

                           (a)      The definition of "The Percentage" as set
forth in Section 40.3. of the Lease shall be deemed to be 2.658%.

                           (b)      Section 40.7. of the Lease shall be deemed
deleted therefrom.

                           (c)      The reference in Section 41 of the Lease to
"the Percentage Share" shall be deemed to be 2.658%.

                           (d)      Section 3 of the Second Lease Modification
Agreement shall be deemed deleted therefrom and the Tenant shall not have the right to cancel this Lease under any circumstances.

                           (e)      Reference is hereby made to that certain
letter agreement dated March 28, 1991 between the Landlord and the Tenant (the "LETTER AGREEMENT"). The Landlord and Tenant hereby agree that as of the date of this Agreement, the Letter Agreement shall be null and void and of no force and effect whatsoever.

                           (f)      Landlord hereby confirms that from and after
the Effective Date, the Tenant shall not be required to pay an operating expense escalation, a porter's

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wage escalation or an escalation based upon increases to the consumer price index, but this shall not be construed to waive or modify Tenant's obligations pursuant to Section 6 of this Agreement which amounts shall be paid by Tenant in accordance with the terms of this Agreement.

                  11. Landlord and Tenant represent and warrant to each other that neither Landlord or Tenant has consulted or negotiated with any real estate broker or sales agent in connection with this Agreement other than George Comfort & Sons, Inc. and Newmark & Company Real Estate, Inc. ("NEWMARK"). Landlord and Tenant agree to indemnify and hold each other harmless from and against any claims, costs, liabilities and expenses including, without limitation, attorneys' fees, costs and disbursements incurred by either parry by reason of any breach of the foregoing representation if such claims are based in whole or in part on dealings with the other party or its Employees. The Tenant hereby agrees to pay Newmark any commission or other amount in connection with the execution and delivery of this Agreement. The Tenant's indemnity of the Landlord shall expressly include any claim by or on behalf of Newmark that Newmark is entitled to a commission or other amount as a result of the execution of this Agreement. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.

                  12. Except as set forth herein, Tenant acknowledges and agrees that, as of the date hereof, its obligations under the Lease, as modified and amended by this Agreement, are not subject to any reduction, limitation, impairment or termination for any reason whatsoever, including, without limitation, any claim of waiver, release, surrender or compromise and are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Tenant's obligations under the Lease, as modified by this Agreement, or otherwise.

                   13.     (a)      This Agreement is subject to and conditioned
upon the Landlord entering into a lease with a third party for the Contraction Premises on such terms and conditions as shall be determined by the Landlord in its sole and absolute discretion. Tenant hereby acknowledges and agrees that if the Landlord does not enter into the agreement with a third party for the Contraction Premises, for any reason or for no reason whatsoever, then the Landlord shall have the right to cancel and terminate this Agreement upon notice to the Tenant no later than April 30, 2000. If the Landlord sends Tenant a notice terminating this Agreement, then the Contraction Premises shall not be deleted from the Lease and the Tenant shall be responsible to make all payments of rent and additional rent as set forth in the Lease without giving effect to the terms and conditions of this Agreement.

                           (b)      In the event the Tenant does not deliver the
Contraction Premises to Landlord or before December 10, 2000, time being of the essence as to such date, then the Landlord may, at its option, cancel and terminate this Agreement upon notice to the Tenant and thereafter this Agreement shall be null and void and of no effect whatsoever.

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                  14.      Except as amended by this Agreement, the Lease is
unmodified and is in full force and effect.

                  15. This Agreement may not be amended, modified, supplemented or terminated except by a writing signed by Landlord and Tenant.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first written above.


                                   200 MADISON ASSOCIATES, L.P.


                                   By:  /s/ Alan L. Gordon
                                        ---------------------------------------
                                        Name:   Alan L. Gordon
                                        Title:  General Partner of Loeb Partners
                                                Realty and Development Corp.


                                   FAB INDUSTRIES, INC.


                                   By:  /s/ Steven Myers
                                        ---------------------------------------
                                        Name:   Steven Myers
                                        Title:  Co-President

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STATE OF NEW YORK       )
                        )   ss.:
COUNTY OF NEW YORK      )

                  On this 20th day of April, 2000 before me personally came Steven Myers, to me known, who being by me duly sworn, did depose and say that he resides in Great Neck, NY; that he is the President of FAB INDUSTRIES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                           /s/ Maryann McAuliffe
                                   --------------------------------------------
                                                Notary Public